SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2009, Copano Energy, L.L.C. (“Copano”) announced with sadness the death of John R. Eckel, Jr., Copano’s Chairman of the Board and Chief Executive Officer.  Mr. Eckel died on November 13, 2009.

Copano’s Board of Directors has appointed R. Bruce Northcutt to serve as President and Chief Executive Officer of Copano and as a member of Copano’s Board of Directors.  Mr. Northcutt has served as Copano’s President and Chief Operating Officer since April 2003.  In addition, the Board elected William L. Thacker to serve as its Chairman.  Mr. Thacker has been a member of Copano’s Board since November 2004 and serves on the Board’s Compensation and Nominating and Governance Committees.  The information required under Item 5.02(c)(3) of Form 8-K has not been determined and will be provided in an amendment to this report.

Copies of the press releases announcing Mr. Eckel’s passing and Messrs. Northcutt’s and Thacker’s appointments are attached to this report as Exhibits 99.1 and 99.2.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release (John R. Eckel, Jr.)

99.2	Copano Energy, L.L.C. Press Release (R. Bruce Northcutt; William L. Thacker)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 15, 2009	By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release (John R. Eckel, Jr.)

99.2	Copano Energy, L.L.C. Press Release (R. Bruce Northcutt; William L. Thacker)